Exhibit 99.1

Tectonic Therapeutic Announces Closing of Merger with AVROBIO as well as Concurrent Private Placement of $130.7 Million

— Tectonic will be focused on advancing a pipeline of novel G-protein-coupled receptor (“GPCR”) targeted biologic therapies, including the lead program, TX45, a Fc-relaxin fusion

— TX45 is currently being evaluated in Phase 1a/1b clinical trials as a potential treatment for Group 2 Pulmonary Hypertension with Heart Failure with Preserved Ejection Fraction (“HFpEF”), a serious condition estimated to affect over 600,000 people in the U.S. alone, currently with no approved therapies

— Tectonic’s second program is evaluating Hereditary Hemorrhagic Telangiectasia (“HHT”), the second-most common genetic bleeding disorder, representing a potential first-in-indication opportunity

— Post-transaction cash, cash equivalents and investments of approximately $181 million, before payment of final transaction-related expenses, is expected to fund current operational plans into mid-2027, including through key Phase 1b and Phase 2 readouts for TX45 expected in 2025 and 2026 respectively, and progression of the HHT program into clinical development

— Shares to trade on Nasdaq under the ticker symbol “TECX” commencing on June 21, 2024

WATERTOWN, Mass., June 20, 2024 (GLOBEL NEWSWIRE) — Tectonic Therapeutic, Inc. (“Tectonic”) (NASDAQ: TECX), a clinical stage biotechnology company focused on the discovery and development of therapeutic proteins and antibodies that modulate the activity of GPCRs, today announced the completion of its previously announced merger with AVROBIO, Inc. (“AVROBIO”). The combined company will operate under the name Tectonic Therapeutic, Inc., and its shares are expected to begin trading on the Nasdaq Global Market on June 21, 2024 under the ticker symbol “TECX”.

Concurrent with the merger, Tectonic completed a $130.7 million private placement with a syndicate of new and existing investors, including a major mutual fund, TAS Partners, 5AM Ventures, EcoR1 Capital, Polaris Partners, certain funds and accounts advised by Farallon Capital Management, Vida Ventures, the PagsGroup, and other undisclosed investors. Following these transactions, Tectonic’s cash, cash equivalents and investments of approximately $181 million at close, before payment of final transaction-related expenses, is expected to fund current operational plans into mid-2027.

“It’s an exciting time to be transitioning into a publicly-traded company. We expect to initiate a randomized Phase 2 clinical trial for our lead program, TX45, in Group 2 Pulmonary Hypertension in the setting of Left Heart Disease with Preserved Ejection Fraction in the second half of this year. Results from the ongoing Phase 1a clinical trial in this patient population are expected in mid-2024, to be followed by Phase 1b results expected in 2025 and results from the Phase 2 clinical trial expected in 2026. We also expect to select a potential development candidate for our second program targeting a treatment for HHT, later this year, with the start of corresponding clinical studies anticipated to commence in the fourth quarter of 2025 or the first quarter of 2026,” said Alise Reicin, M.D., President and Chief Executive Officer of Tectonic.

“We believe we are strongly positioned to enter the public markets at this time, with a solid financial foundation, investor syndicate and leadership team, and with several potential catalysts over the next two years, setting the stage for meaningful value creation. This transaction represents a major milestone in the evolution of Tectonic and in our efforts to bring innovative medicines to patients,” added Dr. Reicin.

Tectonic’s lead program, TX000045 (“TX45”), is an Fc-relaxin fusion molecule that activates the RXFP1 receptor, the GPCR target of the hormone relaxin. Tectonic believes TX45’s pharmacological profile, the direct result of applying Tectonic’s protein engineering capabilities, has the potential to overcome the limitations that have impeded previous attempts to develop relaxin as a therapeutic protein.

Tectonic’s second program addresses HHT, the second-most common genetic bleeding disorder. It has been estimated that there are approximately 70,000 HHT patients in the United States. The target population for development is the 10-20% of HHT patients who are considered to have severe disease because of frequent bleeding, anemia, and in some cases, who require blood transfusions.

Transaction Details

In connection with the closing of the merger, AVROBIO enacted a 1 for 12 reverse stock split of its common stock and issued a non-transferable contingent value right (a “CVR”) to AVROBIO shareholders of record immediately prior to the closing, which does not include the former holders of shares of Tectonic or the private placement investors. Holders of a CVR will be entitled to receive certain cash payments from proceeds received by Tectonic, if any, related to the dispositions of AVROBIO’s pre-transaction legacy assets. Following the reverse stock split and based on the final exchange ratio of approximately 0.5344 shares of AVROBIO common stock for each share of Tectonic common stock, at the closing of the merger, there are approximately 15,371,780 shares of the combined company’s common stock outstanding on a diluted basis, with prior AVROBIO stockholders owning approximately 24.8% on a diluted basis and prior Tectonic stockholders (including investors in the private placement) holding approximately 75.2% of the combined company’s outstanding common stock on a diluted basis.

Leerink Partners served as exclusive financial advisor to Tectonic and Cooley LLP served as legal counsel to Tectonic. Leerink Partners and TD Cowen acted as joint placement agents for Tectonic’s private placement. Piper Sandler acted as capital markets advisor to Tectonic. TD Cowen served as lead financial advisor to AVROBIO, Houlihan Lokey served as co-financial advisor to AVROBIO, and Goodwin Procter LLP served as legal counsel to AVROBIO.

About Tectonic

Tectonic Therapeutic is a biotechnology company focused on the discovery and development of therapeutic proteins and antibodies that modulate the activity of G-protein coupled receptors (“GPCRs”). Leveraging its proprietary technology platform called GEODe™ (“GPCRs Engineered for Optimal Discovery”), Tectonic is focused on developing biologic medicines that overcome the existing challenges of GPCR-targeted drug discovery and harness the human body to modify the course of disease. Tectonic focuses on areas of significant unmet medical need, often where therapeutic options are poor or nonexistent, as these are areas where new medicines have the potential to improve patient quality of life. Tectonic is headquartered in Watertown, Massachusetts. For more information, please visit www.tectonictx.com and follow @TectonicTx on X (formerly Twitter) and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the design, objectives, initiation, timing, progress and results of current and future preclinical studies and clinical trials of Tectonic’s product candidates, including the ongoing Phase 1a/b clinical trial for its lead program, TX45, in Group 2 Pulmonary Hypertension and initiation of Phase 2 clinical trial; candidate selection for Tectonic’s second program in HHT; market opportunity and Tectonic’s anticipated cash runway. These forward-looking statements are based on Tectonic’s expectations and assumptions as of the date of this press release. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Tectonic’s control. Actual results and the timing of events could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the ability of AVROBIO and Tectonic to integrate their businesses successfully and to achieve anticipated synergies; (ii) the possibility that other anticipated benefits of the merger will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of Tectonic’s operations, and the anticipated tax treatment of the merger; (iii) potential litigation relating to the transaction that could be instituted against Tectonic or its directors; (iv) the ability of Tectonic to retain, attract and hire key personnel; (v) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the completion of the transaction; (vi) potential business uncertainty, including changes to existing business relationships that could affect Tectonic’s financial performance; (vii) Tectonic’s need for additional funding, which may not be available; (viii) failure to identify additional product candidates and develop or commercialize marketable products; (ix) the early stage of Tectonic’s development efforts; (x) potential unforeseen events during clinical trials could cause delays or other adverse consequences; (xi) risks relating to the regulatory approval process; (xii) interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; (xiii) success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; (xiv) Tectonic’s product candidates may cause serious adverse side effects; (xv) inability to maintain its collaborations, or the failure of these collaborations; (xvi) Tectonic’s reliance on third parties, including for the manufacture of materials for its research programs, preclinical and clinical studies; (xvii) failure to obtain U.S. or international marketing approval; (xviii) changes in expected or existing competition; (xix) the impact of macroeconomic conditions, including the conflict in Ukraine and the conflict in the Middle East, heightened inflation and uncertain credit and financial markets, on Tectonic’s business, clinical trials and financial position; (xx) changes in the regulatory environment; (xxi) the uncertainties and timing of the regulatory approval process; and (xxii) unexpected litigation or other disputes. Other factors that may cause Tectonic’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified under the heading “Risk Factors” in the final prospectus on Form 424(b)(3) filed by AVROBIO with the SEC on May 3, 2024, and in other filings that Tectonic makes and will make with the SEC in the future. Tectonic expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law. For more information, please visit www.tectonictx.com and follow @TectonicTx on X (formerly Twitter) and LinkedIn.

Contacts:

Investors:

Dan Ferry

LifeSci Advisors

daniel@lifesciadvisors.com

(617) 430-7576

Media:

Karen Sharma

CG Life

ksharma@cglife.com

(617) 571-2733